UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39897	85-2838301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 South 500 West Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)

(888) 927-7296

Registrant’s telephone number, including area code

360 Wakara Way

Salt Lake City, Utah

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $11.50 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Benjamin G. Wolff as Executive Chairman; Resignation of Mr. Wolff as Chief Executive Officer.

On December 9, 2021, the Board of Directors (the “Board”) approved the appointment of Benjamin G. Wolff as Executive Chairman of the Company, and Mr. Wolff resigned from his position as Chief Executive Officer of Sarcos Technology and Robotics Corporation (the “Company”), each effective as of December 13, 2021. Mr. Wolff’s transition from Chief Executive Officer to Executive Chairman is not the result of any material disagreement with the Company regarding its operations, policies or practices.

Mr. Wolff, 52, has served as Chief Executive Officer and Chairman of the Board since the Company’s merger with Rotor Acquisition Corp., which closed September 24, 2021. Prior to that he served as Chief Executive Officer and Chairman of the board of directors of Sarcos Corp. (“Old Sarcos”), since September 2015, its President since December 2020 and as a member of its board of directors since February 2015. Prior to joining Old Sarcos, Mr. Wolff served as Chief Executive Officer, President and Chairman at Pendrell Corporation from December 2009 to November 2014. In April 2004, Mr. Wolff co-founded Clearwire Corporation, where he served as President, CEO and Co-Chairman until October 2011. Mr. Wolff has also served as President of Eagle River Investments, an investment fund focused on telecom and technology investments. Mr. Wolff previously served on the board of the Cellular Telecommunications Industry Association (CTIA), and is currently a member of the Board of Visitors of Northwestern School of Law at Lewis & Clark College in Portland, Oregon. Mr. Wolff also serves on the board of directors of Globalstar, Inc. and is a member of its audit committee and compensation committee, and serves as the chairman of its strategic review committee. Mr. Wolff earned his law degree from Northwestern School of Law, Lewis & Clark College in Portland, Oregon, and his Bachelor of Science degree from California Polytechnic State University.

There are no arrangements or understandings between Mr. Wolff and any other persons pursuant to which he was selected as Executive Chairman. Mr. Wolff is married to the Company’s Chief Legal Officer, Julie Wolff, and has no other family relationships with any director or executive officer of the Company. Mr. Wolff has entered into transactions with the Company that are reportable under Item 404(a) of Regulation S-K, which transactions are described beginning on page 123 of the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2021 (the “Prospectus”), which description is incorporated herein by reference.

Wolff Employment Agreement

In connection with his appointment as Executive Chairman and his resignation as Chief Executive Officer, Mr. Wolff, Old Sarcos, and the Company entered into an Amended and Restated Employment Agreement (the “Wolff Employment Agreement”), which is attached as Exhibit 10.1 hereto. The Wolff Employment Agreement does not have a specific term and provides that Mr. Wolff is an at-will employee. Under the Wolff Employment Agreement, Mr. Wolff receives an initial base salary of $350,000 per year but will not be eligible for annual performance bonuses beginning January 1, 2022.  In addition, the Wolff Employment Agreement provides that Mr. Wolff will be eligible to receive annual equity awards of Company restricted stock units with a target value of approximately $500,000 pursuant to any plans or arrangements the Company may have in effect from time to time.

If, within the period beginning three months before and ending twelve months after a change in control, or the change in control period, Mr. Wolff’s employment is terminated by Old Sarcos without “cause” (excluding by reason of death, or “disability”) or he resigns for “good reason” (as such terms are defined in his employment agreement), Mr. Wolff will become entitled to the following benefits:

•	a lump-sum payment equal to twelve months of his annual base salary at the highest rate during the term of the Wolff Employment Agreement;

•

a lump-sum payment equal to 100% of his target annual bonus as in effect for the fiscal year in which his termination of employment occurs or, if such amount is greater, as in effect immediately before the change in control;

•

reimbursement for the premium costs to continue health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to twelve months following his termination date; and

•

100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, unless otherwise specified in the award agreements governing such equity awards, all performance goals or other vesting criteria will be deemed achieved at target levels.

If, outside the change in control period, Mr. Wolff’s employment is terminated by Old Sarcos without cause (excluding by reason of death or disability) or he resigns for good reason, Mr. Wolff will become entitled to the following benefits:

•	continued payment of his annual base salary at the highest rate during the term of the Wolff Employment Agreement for a period of twelve months following his termination date;

•

reimbursement for the premium costs to continue health coverage under COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to twelve months following his termination date; and

•

each time-based Company equity award (or portion thereof) that would have vested and, if applicable, become exercisable, had Mr. Wolff continued his employment through the date that is twelve (12) months following the termination date.

In addition, if Mr. Wolff’s employment is terminated by Old Sarcos due to Mr. Wolff’s disability or due to his death, 100% of his then-unvested Company equity wards will immediately vest and, if applicable become exercisable.

The receipt of the payments and benefits above is conditioned on Mr. Wolff timely signing and not revoking a release of claims, complying with his confidentiality agreement, and resigning from all officer and director positions with us.

In addition, if any of the payments or benefits provided for under Mr. Wolff’s employment agreement or otherwise payable to Mr. Wolff would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the related excise tax, he would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. Mr. Wolff’s employment agreement does not require us to provide any tax gross-up payments to him.

The foregoing description of the Wolff Employment Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 hereto.

Appointment of Kiva Allgood as President and Chief Executive Officer; Board Member

In connection with Mr. Wolff’s resignation from his position as Chief Executive Officer of the Company, on December 9, 2021 the Board approved the appointment of Kiva Allgood as President and Chief Executive Officer, effective December 13, 2021. Additionally, the Board appointed Ms. Allgood to serve as a member of the Board, effective December 13, 2021. In connection with Ms. Allgood’s appointment to the Board, the Board expanded its size to nine members and appointed Ms. Allgood to fill the newly created seat. Ms. Allgood will serve as a Class I director, with a term expiring at the Company’s 2022 annual meeting of stockholders.

Ms. Allgood, 49, most recently served as the Global Head of IOT and Automotive for Telefonaktiebolaget LM Ericsson, a Nasdaq-listed company that is a global provider of communications technology, a position she has held since April 2019. Ms. Allgood served as the Chief Commercial Development Officer for GE Ventures, a Corporate Venture Company, from August 2017 to April 2019 and as Managing Director for Innovation Group of GE Corporate from November 2016 to August 2017. From June 2012 to November 2016, Ms. Allgood served as President, Qualcomm Intelligent Solutions, IoT and Smart Cities, at Qualcomm Incorporated, a Nasdaq-listed company that is a global provider of foundational technologies and products used in mobile devices and other wireless products. Earlier in her career, Ms. Allgood served in senior-level operational roles including sales, marketing, and business development in the technology industry. Ms. Allgood currently serves on the board of directors of Synaptics Incorporated and Airgain, Inc. Ms. Allgood holds a Bachelor of Science degree and Master of Business Administration degree, both from Northwestern University.

There are no family relationships between Ms. Allgood and any director or executive officer of the Company, and the Company has not entered into any transactions with Ms. Allgood that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Allgood and any other persons pursuant to which she was selected as a President and Chief Executive Officer and a member of the Board.

Allgood Employment Agreement

In connection with her appointment as President and Chief Executive Officer, Ms. Allgood, Old Sarcos, and the Company entered into an employment agreement (the “Allgood Employment Agreement”), which is attached as Exhibit 10.2 hereto. The Allgood Employment Agreement does not have a specific term and provides that Ms. Allgood is an at-will employee. Under the Allgood Employment Agreement, Ms. Allgood receives an initial base salary of $450,000 per year and is eligible to receive an annual target bonus of 100% of Ms. Allgood’s annual base salary.  During the term of her employment with Old Sarcos, and for so long as she spends more than half of her working-time each month at Old Sarcos’ Salt Lake City headquarters, Old Sarcos shall pay her a monthly stipend in cash of $5,000 per month, less applicable tax withholding, to cover the cost of her corporate housing costs in the Salt Lake City metropolitan area.

In connection with Ms. Allgood’s appointment as President and Chief Executive Officer, the Board granted, or will grant, to Ms. Allgood (1) an option to purchase shares of the Company’s common stock with a value of $3,000,000 (the “Option”), which grant vests as to 25% of the shares subject to the Option on the first anniversary of the vesting commencement date, and as to 1/12th of the remaining 75% of the shares subject to the Option every three months thereafter (on the same day of the month as the vesting commencement date), subject to her continued service and (2) an award of restricted stock units with respect to shares of the Company’s common stock with a value of $3,000,000 (the “RSU Award”), which award vests as to 25% of the award on the first anniversary of the vesting commencement date, and as to 1/12 of the remaining portion of the award every three months thereafter (on the same day of the month as the vesting commencement date), subject to her continued service.  The Option will have an exercise price per share equal to the closing price per share of Company common stock on the grant date.  The number of shares subject to each of the Option and RSU Award is calculated by dividing $3,000,000 by the closing price per share of Company common stock on the grant date, and with respect to the Option adjusted for the Black Scholes factor calculated by the Company, with such quotient rounded to the nearest whole share.  The equity awards described in this paragraph are granted subject to the terms and conditions of the Sarcos Technology and Robotics Corporation 2021 Equity Incentive Plan and applicable form of award agreement.

If, within the period beginning three months before and ending twelve months after a change in control, or the change in control period, Ms. Allgood’s employment is terminated by Old Sarcos without “cause” (excluding by reason of death, or “disability”) or she resigns for “good reason” (as such terms are defined in her employment agreement), Ms. Allgood will become entitled to the following benefits:

•	a lump-sum payment equal to twelve months of her annual base salary at the highest rate in effect during the term of the Allgood Employment Agreement;
•

a lump-sum payment equal to 100% of her target annual bonus as in effect for the fiscal year in which her termination of employment occurs or, if such amount is greater, as in effect immediately before the change in control;

•

reimbursement for the premium costs to continue health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to twelve months following her termination date; and

•

100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, unless otherwise specified in the award agreements governing such equity awards, all performance goals or other vesting criteria will be deemed achieved at target levels.

If, outside the change in control period, Ms. Allgood’s employment is terminated by Old Sarcos without cause (excluding by reason of death or disability) or she resigns for good reason, Ms. Allgood will become entitled to the following benefits:

•	continued payment of her annual base salary at the highest rate in effect during her employment as Chief Executive Officer for a period of twelve months following her termination date; and

•

reimbursement for the premium costs to continue health coverage under COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to twelve months following her termination date.

The receipt of the payments and benefits above is conditioned on Ms. Allgood timely signing and not revoking a release of claims, complying with her confidentiality agreement, and resigning from all officer and director positions with us.

In addition, if any of the payments or benefits provided for under Ms. Allgood’s employment agreement or otherwise payable to Ms. Allgood would constitute “parachute payments” within the meaning of Section 280G of the Code, and would be subject to the related excise tax, she would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to her. Ms. Allgood’s employment agreement does not require us to provide any tax gross-up payments to her.

The foregoing description of the Allgood Employment Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.2 hereto.

The Company announces material information to the public through a variety of means, including filings with the SEC, public conference calls, the Company’s website (www.sarcos.com), its investor relations website (https://www.sarcos.com/investor-relations/), and its news site (https://www.sarcos.com/company/news/#press-releases). The Company uses these channels, as well as its social media, including its Twitter (@Sarcos_Robotics) and LinkedIn accounts (https://www.linkedin.com/company/sarcos/), to communicate with investors and the public news and developments about the Company, its products and other matters. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated December 13, 2021, between Benjamin G. Wolff, Old Sarcos, and the Company.

10.2	Employment Agreement, dated December 13, 2021, between Kiva Allgood, Old Sarcos, and the Company.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2021

Sarcos Technology and Robotics Corporation

By:	/s/ Steven Hansen
Name:	Steven Hansen
Title:	Chief Financial Officer